UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Virgin Media Ireland Limited (“Virgin Media Ireland”) as original borrower and the Company, VMIE Financing LLC (“VMIE LLC”) as original US borrower and The Bank of Nova Scotia as facility agent (the “Facility Agent”) and as security agent, among others, are parties to a Senior Facilities Agreement dated June 17, 2021 (the “Senior Facilities Agreement”). Virgin Media Ireland and VMIE LLC are direct or indirect (as applicable) wholly-owned subsidiaries of VMIE Group Holdings Limited and VMIE Group Holdings Limited is an indirect wholly-owned subsidiary of Liberty Global plc.

Under the terms of the Senior Facilities Agreement, certain lenders have provided a €900.0 million ($1,071.6 million at the June 17, 2021 exchange rate) term loan facility (“Facility B1”) to Virgin Media Ireland, which amount was issued at 99.50% of par.

The final maturity date for Facility B1 is July 15, 2029. Facility B1 bears interest at a rate of EURIBOR plus 3.50% (if applicable, as adjusted in accordance with the environmental, social and governance (“ESG”) provisions set out below) per annum subject to a EURIBOR floor of 0.0%. Facility B1 has been utilized by Virgin Media Ireland for its general corporate purposes and/or working capital purposes, including without limitation, the payment of a distribution out of Virgin Media Ireland (together with its direct and indirect subsidiaries, the “Bank Group”), the redemption, refinancing, repayment or prepayment of any existing indebtedness of the Bank Group and/or the payment of any fees and expenses in connection with Facility B1 and the other transactions related thereto.

Under the terms of the Senior Facilities Agreement, certain lenders have agreed to provide a €100.0 million ($119.1 million at the June 17, 2021 exchange rate) revolving facility (the “Revolving Facility”) to Virgin Media Ireland.

The final maturity date for the Revolving Facility is September 15, 2027. The Revolving Facility bears interest at a rate of EURIBOR or LIBOR (as applicable) plus 2.75% (if applicable, as reduced pursuant to Clause 22.31 (Ratings Trigger) of the Senior Facilities Agreement and as adjusted in accordance with the ESG provisions set out below) per annum. The Revolving Facility can be utilized by the Bank Group for its general corporate purposes and/or working capital purposes.

The applicable margin for Facility B1 and the Revolving Facility is subject to a ratchet based on three ESG key performance indicators (“KPIs”) in respect of the ESG performance of the Bank Group. KPI 1 requires the Company to deliver to the Facility Agent on or prior to June 30, 2022 (tested on a one off basis) a copy of the Ireland ESG Strategy; failure to do so results in a 0.0375% per annum margin increase. KPI 2 tests (on an annual basis from and including financial year 2021) the year on year improvement in energy efficiency, measured in kWh of electricity per terabyte of data usage, resulting in an annual margin adjustment of 0.0375% per annum upwards or downwards. KPI 3 tests (on an annual basis from and including financial year 2022) the greenhouse gas emissions as against the Science Based Target Model with an annual margin adjustment (in addition to KPI 2) of 0.0375% per annum upwards or downwards. As part of KPI 3, failure to deliver the Science Based Target Model on or prior to December 31, 2021 shall result in a 0.0375% per annum margin increase (tested on a one off basis) until KPI 3 is tested in relation to financial year 2022.

The foregoing descriptions of Facility B1 and the Revolving Facility and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Senior Facilities Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 24, 2021